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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                   March 26, 2002

Sabre Holdings Corporation
3150 Sabre Drive
Southlake, Texas 76092
(682) 605-1000

          Re:  Sabre Holdings Corporation Public Offering

Ladies and Gentlemen:

     As special counsel for Sabre Holdings Corporation, a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (as amended, the "Abbreviated Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $70,000,000 aggregate offering price of the following: (i) shares of Class A Common Stock, par value $.01 per share, (ii) shares of Preferred Stock, par value $.01 per share, (iii) Warrants to purchase Class A Common Stock,
(iv) Stock Purchase Contracts and Stock Purchase Units, (v) Debt Securities
(vi) and Warrants to Purchase Debt Securities. The foregoing securities are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

          (1) The Second Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

          (2) The Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

          (3) The Debt Securities Indenture (and form of notes) filed as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-3206), filed with the Commission on April 17, 2000 (the "Registration Statement");

          (4) The Specimen of Common Stock Certificate, filed as an exhibit to the Registration Statement by incorporation by reference to
               Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

          (5) The Statement of Eligibility of the Trustee on Form T-1 for Debt Securities, filed as an exhibit to the Company's Registration Statement; and

          (6) Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such

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               other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

     On the basis of the foregoing examination, and in reliance thereon, and subject to completion of the corporate or other entity action required to be taken by the Company based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to any Preferred Stock, the due authorization, approval and filing of a Certificate of Designations with respect thereto), the due execution and delivery of the relevant indenture or supplemental indenture pursuant to which any Debt Securities may be issued (each an "Indenture"), the due execution and delivery of each Warrant Agreement, Stock Purchase Contract and Unit Agreement relating to the applicable Securities, and the qualifications and limitations set forth below, we are of the opinion that:

          1. When the Debt Securities shall have been issued and sold as described in the Registration Statement and the Abbreviated Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement and the Abbreviated Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          2. When the Preferred Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement and the Abbreviated Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement and the Abbreviated Registration Statement, including the Prospectus Supplement relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement and the Abbreviated Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement and the Abbreviated Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock (including an offering through other convertible Securities), the Common Stock will be validly issued, fully paid and nonassessable.

          4. When the Warrants shall have been authorized, executed and delivered in accordance with the terms of the applicable Warrant Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement and the Abbreviated Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Warrants, the Warrants will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          5. When the Stock Purchase Contracts and Stock Purchase Units shall have been authorized, executed, and delivered by the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated by the Registration Statement and the Abbreviated Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Stock Purchase Contracts or Stock Purchase Units, the Stock Purchase Contracts and Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

      The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

          (a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate or other entity action to approve the issuance and sale of such Security in conformity with the Certificate of Incorporation and bylaws of the Company, as amended, through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

          (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and the Abbreviated Registration Statement will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

          (c) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the SEC describing the Securities offered thereby;

          (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement, the Abbreviated Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;

          (e) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and

          (f) in the case of an Indenture, Warrant Agreement, Stock Purchase Contract, Unit Agreement, Certificate of Designations or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.

     This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of New York and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

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     This opinion may be filed as an exhibit to the Abbreviated Registration
Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus supplement contained in the prospectus incorporated by reference into the Abbreviated Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                           Very truly yours,



                                           /s/ GIBSON, DUNN & CRUTCHER LLP


MBM/RWB